UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 2)

☒	Filed by the Registrant
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OCCIDENTAL PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

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Preliminary Revocation Solicitation Statement—Subject to Completion, dated July 16, 2019

OCCIDENTAL PETROLEUM CORPORATION

REVOCATION SOLICITATION STATEMENT
OF OCCIDENTAL PETROLEUM CORPORATION
IN RESPONSE TO A SOLICITATION OF WRITTEN REQUESTS TO DEMAND THAT THE BOARD FIX A RECORD DATE FOR DETERMINING STOCKHOLDERS ENTITLED TO ACT IN A PLANNED CONSENT SOLICITATION BY THE ICAHN GROUP TO APPROVE CERTAIN PROPOSED ACTIONS BY WRITTEN CONSENT WITHOUT A MEETING

[            ], 2019

This Revocation Solicitation Statement (this “Revocation Solicitation Statement”) and the accompanying WHITE revocation card (the “WHITE Revocation Card”) are being furnished by Occidental Petroleum Corporation, a Delaware corporation (“we”, the “Company” or “Occidental”), to the holders of outstanding shares of Occidental’s common stock, par value $0.20 per share (“Occidental Common Stock”), in connection with the solicitation of written requests and associated documents (“Written Requests”) by Carl C. Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital L.P., Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”). This Revocation Solicitation Statement and the enclosed WHITE Revocation Card are first being mailed to stockholders on or about [            ], 2019.

As you may be aware, certain members of the Icahn Group recently became stockholders of Occidental after accumulating beneficial ownership of approximately 4.4% of Occidental Common Stock on or after May 2, 2019.

The Icahn Group is now soliciting (the “Icahn Group Solicitation”) your written request to demand that the Board of Directors of Occidental (the “Board”) fix a record date (the “Record Date”) for determining stockholders entitled to act in a planned consent solicitation by the Icahn Group to approve certain proposed actions by written consent without a meeting. This process has two steps. The Icahn Group must first deliver sufficient valid and unrevoked Written Requests (as described below) to demand that the Board fix a Record Date in accordance with Article V.A. of the restated certificate of incorporation of the Company, as amended (our “Charter”). To do this, the Icahn Group must properly deliver to the Company valid and unrevoked Written Requests of record holders of at least 20% of the outstanding shares of Occidental Common Stock. If the Icahn Group properly delivers such valid and unrevoked Written Requests, the Board would then be required to set a Record Date, after which the Icahn Group has stated it intends to solicit written consents from Occidental stockholders to (i) remove four members of the Board, none of whom have been named at this time, (ii) expand the size of the Board, if necessary, to accommodate the appointment of nominees in the following proposal and (iii) elect or appoint four nominees of the Icahn Group to serve on the Board, none of whom have been named at this time. The Icahn Group has also stated it intends to solicit written consents to make certain amendments to our amended and restated by-laws (our “By-laws”) and to request that the Board approve and propose to Occidental stockholders certain amendments to our Charter.

Under our Charter and By-laws, the request for the Board to fix a Record Date will require that valid and unrevoked Written Requests of record holders of at least 20% of the outstanding shares of Occidental Common Stock be delivered to Occidental, subject to and in compliance with our Charter and By-laws. As of July 11, 2019, the most recent practicable date for which such information was available, there were 748,348,543 shares of Occidental Common Stock outstanding. Based on the number of shares of Occidental Common Stock outstanding on such date, in order to demand that the Board fix a Record Date in accordance with our Charter and By-laws, the Icahn Group would need to validly deliver to the Company pursuant to our Charter and By-laws, executed and unrevoked Written Requests from record holders of approximately 149,669,709 shares of Occidental Common Stock (which may include the 33,244,429 shares purported to be owned by the Icahn Group as of July 11, 2019). The actual number of shares of Occidental Common Stock for which executed and unrevoked Written Requests will need to be received in order to demand that the Board fix a Record Date will depend on the number of shares of Occidental Common Stock that are outstanding at the time valid and unrevoked Written Requests of record holders of at least 20% of the outstanding shares of Occidental Common Stock are delivered to the Company pursuant to our Charter and By-laws.

As of July 11, 2019, the most recent practicable date for which such information was available, our directors and executive officers collectively beneficially own 1,354,380 shares of Occidental Common Stock, representing less than 1% of the outstanding shares of Occidental Common Stock. None of our directors or executive officers intend to deliver any Written Requests with respect to any of their shares of Occidental Common Stock.

For additional information regarding the mechanics of the written request solicitation, see “The Written Request Procedure—Effectiveness of Written Requests”.

The Board has unanimously determined that fixing a Record Date for the planned consent solicitation and the proposals the Icahn Group intends to ask stockholders to act on are not in the best interests of Occidental or its stockholders, and opposes the solicitation of Written Requests by the Icahn Group. Accordingly, the Board recommends that you DO NOT SIGN ANY WRITTEN REQUEST SENT TO YOU BY THE ICAHN GROUP. Whether or not you have previously executed any Written Request sent to you by the Icahn Group, you may still oppose the request to fix a Record Date, and you may revoke any previously executed Written Request to demand that the Board fix a Record Date by SIGNING, DATING AND DELIVERING THE ENCLOSED WHITE REVOCATION CARD using the pre-paid envelope provided or, if you are a record holder of Occidental Common Stock, by delivering such revocation to the Company by following the instructions on www.cesvote.com at any time before valid and unrevoked Written Requests of record holders of at least 20% of the outstanding shares of Occidental Common Stock are delivered to the Company.

If you have questions or need assistance revoking your Written Request for your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885

i

QUESTIONS AND ANSWERS ABOUT THIS REVOCATION SOLICITATION STATEMENT

Why am I receiving this Revocation Solicitation Statement?

Certain members of the Icahn Group recently became stockholders of Occidental after accumulating beneficial ownership of approximately 4.4% of Occidental Common Stock on or after May 2, 2019. The Icahn Group is now soliciting Written Requests from Occidental stockholders to demand that the Board fix a Record Date. If a Record Date is fixed, the Icahn Group has stated it intends to solicit written consents from Occidental stockholders to (i) remove four members of the Board, none of whom have been named at this time, (ii) expand the size of the Board, if necessary, to accommodate the appointment of nominees in the following proposal and (iii) elect or appoint four nominees of the Icahn Group to serve on the Board, none of whom have been named at this time. The Icahn Group has also stated it intends to solicit written consents to approve certain other proposed actions, as described under “Description of the Icahn Group Solicitation”.

You are receiving this Revocation Solicitation Statement as a stockholder of Occidental as of the date of this Revocation Solicitation Statement. As further described below, you should sign, date and deliver the enclosed WHITE Revocation Card, by mail, if you wish to:

1.	revoke any Written Request that you may have delivered or caused to be delivered to demand that the Board fix a Record Date; or
2.	communicate that you do not believe a request to fix a Record Date is necessary or express your opposition to the request to fix a Record Date, even if you have not already delivered a Written Request.

Who is making this solicitation?

Occidental is making this solicitation.

Should I oppose the Icahn Group’s efforts to demand that the Board fix a Record Date?

The Board has unanimously determined that fixing a Record Date for the planned consent solicitation and the proposals the Icahn Group intends to ask stockholders to act on are not in the best interests of Occidental or its stockholders. Occidental held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) for the election of directors and other matters on May 10, 2019, approximately nine weeks ago. The Board believes that stockholder interests would be best served by focusing on completion of the pending acquisition (the “Merger”) by Occidental of Anadarko Petroleum Corporation (“Anadarko”) pursuant to the Agreement and Plan of Merger, dated May 9, 2019, by and among Occidental, Baseball Merger Sub 1, Inc. and Anadarko (the “Merger Agreement”), and related transactions.

What are you asking me to do?

The Board has unanimously determined that fixing a Record Date for the planned consent solicitation and the proposals the Icahn Group intends to ask stockholders to act on are not in the best interests of Occidental or its stockholders, and opposes the solicitation of Written Requests by the Icahn Group. Accordingly, the Board recommends that you do not sign any Written Request sent to you by the Icahn Group. Whether or not you have previously executed any Written Request sent to you by the Icahn Group, you may still oppose the request to fix a Record Date if you sign, date and deliver the enclosed WHITE Revocation Card by mail (using the enclosed pre-paid envelope) to our proxy solicitor, MacKenzie Partners, Inc. (“MacKenzie”), at 1407 Broadway, 27th Floor, New York, NY 10018, or, if you are a record holder of Occidental Common Stock, if you follow the instructions on www.cesvote.com. By checking “YES, REVOKE MY REQUEST” and signing, dating and delivering the WHITE Revocation Card, you will be revoking (or instructing your nominee to revoke) any Written Request previously delivered to the Icahn Group. You will also be authorizing Occidental to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. Your revocation, if any, will be executed in accordance with the instructions specified on the WHITE Revocation Card.

If I beneficially own shares of Occidental Common Stock (but am not a record holder), how should I revoke any Written Request previously delivered to the Icahn Group?

If you beneficially own shares of Occidental Common Stock (but are not a record holder), including because your shares are held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you should sign, date and deliver the WHITE Revocation Card to revoke the previously delivered

Written Request with respect to your shares. By checking “YES, REVOKE MY REQUEST” and signing, dating and delivering the WHITE Revocation Card, you will be instructing your broker, bank, financial institution or other nominee holder to act on your behalf to take any steps necessary to ensure that a revocation properly executed on your behalf. You will also be authorizing Occidental to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. Your revocation, if any, will be executed in accordance with the instructions specified on the WHITE Revocation Card.

If I have already delivered a Written Request, is it too late for me to change my mind?

No. You have the right to revoke your Written Request at any time before valid and unrevoked Written Requests of record holders of at least 20% of the outstanding shares of Occidental Common Stock are delivered to the Company by signing, dating and delivering the WHITE Revocation Card to our proxy solicitor, MacKenzie, at 1407 Broadway, 27th Floor, New York, NY 10018, or, if you are a record holder of Occidental Common Stock, by following the instructions on www.cesvote.com.

When will the Written Requests become effective?

Under our Charter and By-laws, the Written Requests will become effective if valid and unrevoked Written Requests of record holders of at least 20% of the outstanding shares of Occidental Common Stock are received by the Corporate Secretary of Occidental (the “Corporate Secretary”) in the form and manner required by, and in compliance with, our Charter and By-laws.

Pursuant to paragraph (c)(iv) of Article V.A. of our Charter, stockholders may not act by written consent if a Similar Item (as defined in our Charter) consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request for a record date is delivered to the Company. The Board has determined that a Similar Item (as defined in our Charter) was presented at the Company’s 2019 Annual Meeting with respect to Proposals 1 and 2 described under “Description of the Icahn Group Solicitation”. Specifically, at the 2019 Annual Meeting, stockholders elected the nine director nominees proposed by the Board. Therefore, the Company believes that, until more than 90 days have passed since the 2019 Annual Meeting, any delivery by the Icahn Group of Written Requests for a Record Date with respect to such proposals is prohibited by the Charter and will not be valid.

In addition, pursuant to paragraph (c)(iii) of Article V.A. of our Charter, stockholders may not act by written consent if a Similar Item (as defined in our Charter), other than the election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the request for a record date is delivered to the Company. The Board has determined that a Similar Item (as defined in our Charter) was presented at the 2019 Annual Meeting with respect to Proposal 5 described under “Description of the Icahn Group Solicitation”. Specifically, at the 2019 Annual Meeting, stockholders approved a stockholder proposal recommending lowering the stock ownership threshold to call a special meeting of stockholders from 25% to 15%. Therefore, the Company believes that, until more than 12 months have passed since the 2019 Annual Meeting, any delivery by the Icahn Group of Written Requests for a Record Date with respect to such proposal is prohibited by the Charter and will not be valid.

What happens if I do nothing?

If you do not send in any Written Request that the Icahn Group may send you and you do not sign, date and deliver the enclosed WHITE Revocation Card, you will effectively be voting AGAINST the Icahn Group’s attempt to demand that the Board fix a Record Date.

Does the revocation have any effect on matters other than the Written Request?

No. At this time, we are seeking revocations only for the Written Request related to the request to fix a Record Date. We are not currently seeking your proxy, vote, consent or authorization with respect to any other matter.

Does the Icahn Group Solicitation, the Written Requests or this Revocation Solicitation Statement relate to or affect the Company’s previously announced acquisition of Anadarko?

No. We entered into the Merger Agreement with Anadarko on May 9, 2019. On June 3, 2019, the U.S. Federal Trade Commission (the “FTC”) granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with respect to the Merger. On June 7, 2019, Occidental filed a preliminary registration statement on Form S-4 with the United States Securities and Exchange Commission (the “SEC”) containing a preliminary prospectus of Occidental that also constitutes a preliminary proxy statement of Anadarko. On July 11, 2019, the SEC declared the registration statement on Form S-4, as amended, effective. Also on July 11, 2019, Anadarko filed with the SEC a definitive proxy statement with respect to the Anadarko Special Meeting of Stockholders at which Anadarko stockholders will vote on the Merger. The Anadarko Special Meeting of Stockholders will be held on August 8, 2019. We expect to complete the acquisition of Anadarko in the second half of 2019.

Does the Icahn Group Solicitation, the Written Requests or this Revocation Solicitation Statement relate to the complaint filed by certain members of the Icahn Group in the Court of Chancery of the State of Delaware?

No. That complaint relates to certain members of the Icahn Group’s request to inspect certain corporate books and records. That litigation is pending in the Court of Chancery of the State of Delaware and is separate from the Icahn Group Solicitation, the Written Requests and this Revocation Solicitation Statement.

Whom should I call if I have questions about the solicitation?

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885

DESCRIPTION OF THE ICAHN GROUP SOLICITATION

As set forth in the Icahn Group Solicitation and related materials filed with the SEC, the Icahn Group is soliciting your Written Request to demand that the Board fix a Record Date. If the Board fixes the Record Date, the Icahn Group has stated that it intends to proceed with a consent solicitation for stockholders to approve the following proposals:

1.	to remove from office, without cause, four members of the current Board of Directors of the Company, none of whom have been named at this time, as well as any person or persons appointed or elected to fill a vacancy of such Board seat (other than any Director Nominee (as defined below)) and, if insufficient vacancies are created, to expand the Board size by such number of directors necessary to accommodate the appointment of Director Nominees approved by stockholders in Proposal 2; and
2.	to elect or appoint four individuals (each, a “Director Nominee”) to serve as directors on the Board, none of whom have been named at this time, to fill the vacancies created by the removal of directors or expansion of the Board pursuant to Proposal 1.

The Icahn Group has also stated it intends to solicit written consents for stockholders to approve proposals to make certain amendments to our By-laws and request that the Board approve and propose to Occidental stockholders certain amendments to our Charter, including:

3.	to replace the first sentence of ARTICLE III, SECTION 1 of our By-laws with the following: “Subject to the rights, if any, of holders of preferred stock issued by the Corporation to elect directors of the Corporation, the Board of Directors shall consist of one or more directors, the number of which shall be established by resolution duly adopted by the Board of Directors or by a majority of stockholders from time to time”;
4.	to replace the first sentence of the third paragraph of ARTICLE III, SECTION 2 of our By-laws with the following: “To be timely pursuant to this Section 2, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than seventy (70) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder’s notice as described above.”;
5.	to amend our By-laws as set forth in Exhibit D-3 of the Icahn Group Solicitation materials filed with the SEC on [ ], 2019, in order to amend the procedures for calling a special meeting of stockholders, including lowering the stock ownership threshold to call a special meeting of stockholders from 25% to 15%;
6.	to request that the Board promptly act by designating a Strategic Review Committee of the Board, to consist of four directors of the Company, to be initially comprised of at least two of the Director Nominees, which committee shall, to the fullest extent permitted by Section 141 of the Delaware General Corporation Law (the “DGCL”), have and that may exercise all the powers and authority of the Board in conducting a strategic review process, including the power to engage a financial advisor, the possible sale of assets of the Company or a merger, sale, business combination or other extraordinary transaction involving the Company; and
7.	to request that the Board promptly act by proposing a stockholder resolution to amend Article V.A. of our Charter as set forth in Exhibit E of the Icahn Group Solicitation materials filed with the SEC on [ ], 2019, in order to amend the procedures for stockholder action by written consent.

INFORMATION ABOUT OCCIDENTAL

Occidental is an international oil and gas exploration and production company with operations in the United States, Middle East and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s principal businesses consist of three segments as follows:

Oil and Gas—This segment explores for, develops and produces oil and condensate, natural gas liquids (“NGLs”) and natural gas. Occidental’s oil and gas assets are located in some of the world’s highest-margin basins and are characterized by an advantaged mix of short- and long-cycle, high-return development opportunities. In the United States, Occidental holds a leading position in the Permian Basin. Other core operations are in the Middle East (Oman, United Arab Emirates and Qatar) and Latin America (Colombia).

Chemical (OxyChem)—This segment primarily manufactures and markets basic chemicals and vinyls. OxyChem is a leading North American manufacturer of PVC resins, chlorine and caustic soda – key building blocks of products such as pharmaceuticals, water treatment chemicals and durable, long-life plastics. OxyChem has manufacturing facilities in the United States, Canada and Latin America.

Midstream and Marketing—This segment purchases, markets, gathers, processes, transports and stores oil, condensate, NGLs, natural gas, carbon dioxide and power. It also trades around its assets, including transportation and storage capacity, and invests in entities that conduct similar activities. The midstream and marketing operations primarily support and enhance Occidental’s oil and gas and chemical businesses and also provide similar services for third parties. Also within the midstream and marketing segment is Oxy Low Carbon Ventures (“OLCV”). OLCV seeks to capitalize on Occidental’s enhanced oil recovery leadership by developing carbon capture, utilization and storage projects that source anthropogenic carbon dioxide and promote innovative technologies that drive cost efficiencies and grow Occidental’s business while reducing emissions.

BACKGROUND OF THE ICAHN GROUP SOLICITATION

The Board and Occidental management regularly review and discuss Occidental’s performance, business strategy and competitive position in the industries in which it operates. In connection with these reviews and discussions, the Board and management regularly consider and evaluate strategic options for Occidental, including acquisitions, dispositions and other strategic transactions, as part of ongoing efforts to strengthen Occidental’s performance and enhance stockholder value. As part of these reviews and discussions, from 2017 until April 2019, the Board and management periodically considered and evaluated, and Occidental made certain proposals in respect of, a potential acquisition of Anadarko.

On April 24, 2019, Occidental announced that it had delivered a letter to the Board of Directors of Anadarko setting forth the terms of a proposal to acquire Anadarko for $76.00 per share (based on Occidental’s last closing price of $62.36 per share), consisting of $38 in cash and 0.6094 of a share of Occidental Common Stock per share of Anadarko common stock.

On April 30, 2019, Occidental announced that Berkshire Hathaway, Inc. had committed to invest $10 billion in Occidental, in exchange for 100,000 shares of series A preferred stock and a warrant to purchase 80 million shares of Occidental Common Stock, contingent upon Occidental entering into an agreement for and completing an acquisition of Anadarko (the “Berkshire Hathaway Investment”).

On May 2, 2019, certain members of the Icahn Group made an initial investment in Occidental.

On May 5, 2019, Occidental announced that it had entered into a binding agreement to sell Anadarko’s assets in Algeria, Ghana, Mozambique and South Africa to TOTAL S.A. (“Total”) for $8.8 billion in cash, on a cash-free, debt-free basis (the “Total Transaction”), contingent upon Occidental completing an acquisition of Anadarko. Later on May 5, Occidental announced that it had sent Anadarko a letter setting forth a revised proposal to acquire Anadarko for $76.00 per share (based on Occidental’s last closing price of $57.95 per share), consisting of $59.00 in cash and 0.2934 of a share of Occidental Common Stock per share of Anadarko common stock.

On May 9, 2019, Occidental, Baseball Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of Occidental, and Anadarko entered into the Merger Agreement, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will merge with and into Anadarko, with Anadarko surviving the merger as a wholly owned indirect subsidiary of Occidental. At the effective time of the

Merger, each outstanding share of common stock of Anadarko (subject to limited exceptions) will be converted into the right to receive $59.00 in cash (without interest) and 0.2934 of a share of Occidental Common Stock, subject to potential limited adjustments as specified in the Merger Agreement. We currently expect the Merger to be completed in the second half of 2019.

On May 10, 2019, Occidental held its 2019 Annual Meeting at which the Company’s stockholders, among other things, (i) elected the nine director nominees proposed by the Board and (ii) approved a stockholder proposal recommending lowering the stock ownership threshold to call a special meeting of stockholders from 25% to 15%.

On May 20, 2019, Carl C. Icahn, who controls the Icahn Group, sent a letter to Occidental providing notice pursuant to the HSR Act of his intention to acquire more than $899.8 million but less than 25% of Occidental’s voting securities.

On May 21, 2019, certain members of the Icahn Group (the “Icahn Complainants”) sent a demand letter to Occidental pursuant to Section 220 of the DGCL seeking certain corporate books and records of the Company with respect to, among other things, the Merger, the Berkshire Hathaway Investment, the Total Transaction and the Board’s evaluation of strategic alternatives, including any consideration of selling Occidental instead of pursuing the Merger.

On May 28, 2019, Occidental sent a response letter to the Icahn Complainants acknowledging receipt of the Icahn Complainants’ demand pursuant to Section 220 of the DGCL and stating that Occidental was considering the demand and would contact the Icahn Complainants to discuss Occidental’s position and response.

On May 30, 2019, the Icahn Complainants filed a complaint in the Court of Chancery of the State of Delaware, captioned High River Ltd. P’ship v. Occidental Petroleum Corp., C.A. No. 2019-0403-JRS, requesting that the Court permit them to inspect certain corporate books and records of Occidental (the “Icahn Complaint”). In the complaint, the Icahn Complainants noted that they had accumulated over $1.6 billion of Occidental Common Stock.

Also on May 30, 2019, Occidental issued a statement affirming the Company’s commitment to maximizing long-term value for all Occidental stockholders, and noting that the Company would respond to the Icahn Complaint in due course.

On June 3, 2019, the FTC granted early termination of the applicable waiting period under the HSR Act with respect to the Merger.

On June 7, 2019, in connection with the Merger, Occidental filed a preliminary registration statement on Form S-4 with the SEC containing a preliminary prospectus of Occidental that also constitutes a preliminary proxy statement of Anadarko.

On June 14, 2019, Occidental filed an answer to the Icahn Complaint in the Court of Chancery of the State of Delaware.

On June 24, 2019, Vicki Hollub, President and Chief Executive Officer of Occidental, and Mr. Icahn had a telephone call to discuss Mr. Icahn’s views on matters related to Occidental.

On June 26, 2019, the Icahn Group initially filed with the SEC preliminary proxy materials in order to solicit Written Requests to demand that the Board fix a Record Date.

Also on June 26, 2019, Occidental issued a press release affirming the Company’s commitment to act in the best interests of Occidental stockholders and noting that the Company will review the materials filed by the Icahn Group.

On June 27, 2019, Ms. Hollub and other representatives of Occidental met with Mr. Icahn and several of his associates in New York to discuss Mr. Icahn’s views on matters related to Occidental.

On July 2, 2019, Occidental initially filed this preliminary Revocation Solicitation Statement with respect to the Icahn Group Solicitation.

On July 3, 2019 and July 6, 2019, Mr. Icahn and a representative of Occidental had telephone calls to discuss Mr. Icahn’s views on matters related to Occidental.

On July 10, 2019, Ms. Hollub, Mr. Icahn and two of his associates had a telephone call to discuss matters related to Occidental.

On July 11, 2019, the registration statement on Form S-4, as amended, filed in connection with the Merger was declared effective by the SEC. Also on July 11, 2019, Anadarko filed with the SEC a definitive proxy statement with respect to the Anadarko Special Meeting of Stockholders at which Anadarko stockholders will vote on the Merger. The Anadarko Special Meeting of Stockholders will be held on August 8, 2019.

RESPONSE OF OCCIDENTAL

The Board has unanimously determined that fixing a Record Date for the planned consent solicitation and the proposals the Icahn Group intends to ask stockholders to act on are not in the best interests of Occidental or its stockholders. We believe that the request to fix a Record Date and the related consent solicitation planned by the Icahn Group will have significant risks and costs for the Company as outlined below. Accordingly, we recommend that you carefully consider whether to support the Icahn Group Solicitation in light of the potential risks and costs to the Company discussed below. If, after careful consideration, you do not wish to support the request to fix a Record Date, do NOT sign any Written Request sent to you.

Whether or not you have previously executed any Written Request sent to you by the Icahn Group, you may sign, date and deliver the enclosed WHITE Revocation Card, or, if you are a record holder of Occidental Common Stock, deliver your revocation to the Company by following the instructions on www.cesvote.com, as soon as possible to communicate that you do not believe a request to fix a Record Date is necessary or to express your opposition to the request to fix a Record Date.

Stockholders should take into account the following considerations when deciding whether to support the Icahn Group Solicitation:

There are certain significant risks and costs associated with a request to fix a Record Date and the related consent solicitation planned by the Icahn Group of which stockholders should be aware before making the decision of whether to execute and deliver a Written Request in connection with the Icahn Group Solicitation.

•	A consent solicitation risks diverting significant time and resources. Occidental held its 2019 Annual Meeting for the election of directors and other matters on May 10, 2019, approximately nine weeks ago. The Board believes that stockholder interests would be best served by focusing on completion of the pending acquisition by Occidental of Anadarko and related transactions, including planning for integration and continuing to execute planned divestitures.
•	Successive solicitations would also require Occidental to incur additional financial costs, including third-party advisory fees, printing, mailing and solicitation expenses and other costs.

The Board believes that our existing governance practices, including those outlined below, and regular engagement with stockholders demonstrate that the fixing of a Record Date and the related consent solicitation planned by the Icahn Group are not warranted.

•	Stockholders have the opportunity to vote with respect to the entire Board annually and will have the opportunity at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) to vote on, and hold the Board accountable for, our performance.
•	Stockholders may, at any time, suggest director nominations to the Board’s Corporate Governance, Nominating and Social Responsibility Committee, and stockholders may nominate directors for election at an annual meeting, subject to certain procedural and eligibility requirements set forth in our By-laws.
•	Stockholders holding just 3% of Occidental Common Stock may use proxy access to nominate directors for inclusion in our proxy materials, subject to certain procedural and eligibility requirements set forth in our By-laws.
•	We are committed to maintaining an open dialogue with all stockholders and welcome constructive input towards maximizing long-term value. We also maintain an active stockholder engagement program, overseen by the Corporate Governance, Nominating and Social Responsibility Committee.
•	We are also committed to Board refreshment, as evidenced by the recent addition of Robert M. Shearer to the Board.

•	Stockholders may express their views directly to Occidental through our website at https://www.oxy.com/Information/Contact-US/Pages/Email-Occidental.aspx and through written communications sent directly to the attention of the Board, any individual director or the independent directors as a group, in care of the Corporate Secretary, 5 Greenway Plaza, Suite 110, Houston, TX 77046. Stockholders may also contact Occidental’s proxy solicitor, MacKenzie, toll-free at (800) 322-2885.

Stockholders should carefully consider whether a request to fix a Record Date is in the best interests of the Company and its stockholders. The Board believes that our existing governance practices, including those outlined above, and regular engagement with stockholders demonstrate that the fixing of a Record Date and the related consent solicitation planned by the Icahn Group are not warranted. Your prompt delivery of the enclosed WHITE Revocation Card or, if you are a record holder of Occidental Common Stock, delivery of your revocation to the Company by following the instructions on www.cesvote.com will allow the Board and management to return their focus to creating the most value for our stockholders.

IF YOU ARE NOT CONVINCED THAT A REQUEST TO FIX A RECORD DATE IS THE APPROPRIATE PATH OR YOU BELIEVE A REQUEST TO FIX A RECORD DATE IS UNNECESSARY AND WISH TO OPPOSE THE REQUEST TO FIX A RECORD DATE, PLEASE SIGN, DATE AND DELIVER THE ENCLOSED WHITE REVOCATION CARD USING THE PRE-PAID ENVELOPE PROVIDED, OR, IF YOU ARE A RECORD HOLDER OF OCCIDENTAL COMMON STOCK, DELIVER YOUR REVOCATION TO THE COMPANY BY FOLLOWING THE INSTRUCTIONS ON WWW.CESVOTE.COM, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU HAVE SIGNED THE WRITTEN REQUEST FROM THE ICAHN GROUP.

THE WRITTEN REQUEST PROCEDURE

Voting Securities

As of July 11, 2019, the most recent practicable date for which such information was available, there were 748,348,543 shares of Occidental Common Stock outstanding and no shares of Occidental preferred stock outstanding.

Only record holders of Occidental Common Stock as of the date of the delivery of valid and unrevoked Written Requests signed by record holders of at least 20% of the outstanding shares of Occidental Common Stock are entitled to make the request that the Board fix a Record Date.

Record holders of Occidental Common Stock who wish to revoke a previously executed Written Request should sign, date and deliver the WHITE Revocation Card or deliver such revocation to the Company by following the instructions on www.cesvote.com.

Persons who beneficially own shares of Occidental Common Stock (but who are not record holders), such as persons who own Occidental Common Stock through a broker, bank, financial institution or other nominee holder, and who wish to revoke a previously instructed Written Request should sign, date, and deliver the WHITE Revocation Card. Such beneficial owners who check “YES, REVOKE MY REQUEST” and sign, date and deliver the WHITE Revocation Card will be instructing their broker, bank, financial institution or other nominee holder to take any steps necessary to ensure that a revocation is properly executed on their behalf, and will be authorizing Occidental to act on their behalf to take any steps necessary to ensure that such revocation is properly executed. Any failure to execute and deliver a Written Request will have the same effect as delivering a WHITE Revocation Card.

Additionally, even if you have not already delivered a Written Request, you may elect to sign, date and deliver the WHITE Revocation Card or, if you are a record holder of Occidental Common Stock, follow the instructions on www.cesvote.com to communicate that you do not believe a request to fix a Record Date is necessary or to express your opposition to the request to fix a Record Date.

Effectiveness of Written Requests

Under our Charter and By-laws, the Board is required to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting upon the written request of the record holders of at least 20% of the outstanding shares of Occidental Common Stock, subject to and in compliance with our

Charter and By-laws. If written revocations of the Written Requests have been delivered to the Corporate Secretary and, as a result of those revocations, the Written Requests that have been delivered from record holders (or their agents duly authorized in writing) represent less than 20% of the outstanding shares of Occidental Common Stock, then the Board is not obligated to fix such record date.

Under our Charter and By-laws, if valid and unrevoked Written Requests signed by record holders of at least 20% of the outstanding shares of Occidental Common Stock are delivered to the Corporate Secretary in the form and manner required by, and in compliance with, our Charter and By-laws and with respect to actions which may be taken by written consent, as described in paragraph (c) of Article V.A. of our Charter, the Written Requests will become effective. Pursuant to paragraph (c)(iv) of Article V.A. of our Charter, stockholders may not act by written consent if a Similar Item (as defined in our Charter) consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request for a record date is delivered to the Company. The Board has determined that a Similar Item (as defined in our Charter) was presented at the Company’s 2019 Annual Meeting with respect to Proposals 1 and 2 described under “Description of the Icahn Group Solicitation”. Specifically, at the 2019 Annual Meeting, stockholders elected the nine director nominees proposed by the Board. Therefore, the Company believes that, until more than 90 days have passed since the 2019 Annual Meeting, any delivery by the Icahn Group of Written Requests for a Record Date with respect to such proposals is prohibited by the Charter and will not be valid. In addition, pursuant to paragraph (c)(iii) of Article V.A. of our Charter, stockholders may not act by written consent if a Similar Item (as defined in our Charter), other than the election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the request for a record date is delivered to the Company. The Board has determined that a Similar Item (as defined in our Charter) was presented at the 2019 Annual Meeting with respect to Proposal 5 described under “Description of the Icahn Group Solicitation”. Specifically, at the 2019 Annual Meeting, stockholders approved a stockholder proposal recommending lowering the stock ownership threshold to call a special meeting of stockholders from 25% to 15%. Therefore, the Company believes that, until more than 12 months have passed since the 2019 Annual Meeting, any delivery by the Icahn Group of Written Requests for a Record Date with respect to such proposal is prohibited by the Charter and will not be valid.

We reserve our rights to require full compliance with the provisions set forth in our Charter, By-laws and applicable law, including the DGCL, with respect to any request to fix a record date by the Icahn Group or any other stockholders, including the enforcement of the procedures and requirements for requests to fix a record date set forth under Article V of our Charter. In addition to the provisions of Article V.A. described above, these requirements include, but are not limited to, the inclusion within any Written Request of: (i) a description of the action proposed to be taken by written consent of stockholders, (ii) such information and representations, to the extent applicable, required by our By-laws as though such stockholder was intending to make a nomination of persons for election to the Board or to bring any other matter before a meeting of stockholders, as applicable and (iii) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to our By-laws). We may also require the stockholder(s) delivering such Written Request to furnish other information as may be requested to determine whether the request relates to an action that may be effected by written consent under paragraph (c) of Article V.A. of our Charter.

Further, the filing or distribution of this Revocation Solicitation Statement is not intended as and should not be taken as an admission by the Company of the validity of the Icahn Group Solicitation or that the proposed actions planned by the Icahn Group described under “Description of the Icahn Group Solicitation” are actions which may be taken by written consent, as described in paragraph (c) of Article V.A. of our Charter.

Effect of WHITE Revocation Card

Stockholders may revoke any previously executed Written Request by signing, dating and delivering to us a WHITE Revocation Card or, if you are a record holder of Occidental Common Stock, by delivering such revocation to the Company by following the instructions on www.cesvote.com at any time before valid and unrevoked Written Requests of record holders of at least 20% of the outstanding shares of Occidental Common Stock are delivered to the Company. A Written Request may also be revoked by delivery of a written revocation of your request to the Icahn Group. Stockholders are urged, however, to deliver promptly all request revocations in the envelope provided to MacKenzie or, if you are a record holder of Occidental Common Stock, by following the instructions on www.cesvote.com. By checking “YES, REVOKE MY REQUEST” and signing, dating and delivering the WHITE Revocation Card, you will be revoking (or instructing your nominee to revoke) any Written Request previously delivered to the Icahn Group. You will also be authorizing Occidental to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. Your revocation, if any, will be executed in accordance with the instructions specified on the WHITE Revocation Card.

Any WHITE Revocation Card may itself be revoked by marking, signing, dating and delivering a written revocation of your WHITE Revocation Card to the Company, or to the Icahn Group, or by delivering to the Icahn Group a subsequently dated Written Request that the Icahn Group sent to you.

The revocation of any previously executed Written Request or WHITE Revocation Card should be signed and have a date subsequent to the previously executed Written Request or WHITE Revocation Card. The revocation is not required to state the number of shares held unless you wish to revoke your Written Request with respect to less than all shares as to which you previously executed a Written Request, in which case you must state the number of shares to which your revocation relates. In addition, if you have more than one account with respect to which you have executed a Written Request, the revocation should identify the relevant account for which the Written Request is being revoked.

We have retained MacKenzie to assist in communicating with stockholders in connection with the Icahn Group Solicitation and to assist in obtaining WHITE Revocation Cards as appropriate. If you have any questions about how to complete or deliver your WHITE Revocation Card or, if you are a record holder of Occidental Common Stock, how to deliver your revocation to the Company via the internet at www.cesvote.com or have any other questions, MacKenzie will be pleased to assist you. Please contact MacKenzie toll-free at (800) 322-2885.

If you beneficially own shares of Occidental Common Stock (but are not a record holder), including because your shares are held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you should sign, date and deliver the WHITE Revocation Card to revoke a request with respect to your shares. By checking “YES, REVOKE MY REQUEST” and signing, dating and delivering the WHITE Revocation Card, you will be instructing your broker, bank, financial institution or other nominee holder to act on your behalf to take any steps necessary to ensure that a revocation is properly executed on your behalf. You will also be authorizing Occidental to act on your behalf to take any steps necessary to ensure that such revocation is properly executed. Alternatively, you can contact the person responsible for your account and direct him or her to revoke a request by executing the enclosed WHITE Revocation Card on your behalf. If you choose to do so, we encourage you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY WRITTEN REQUEST YOU MAY HAVE PREVIOUSLY DELIVERED TO THE ICAHN GROUP AT ANY TIME BEFORE VALID AND UNREVOKED WRITTEN REQUESTS OF RECORD HOLDERS OF AT LEAST 20% OF THE OUTSTANDING SHARES OF OCCIDENTAL COMMON STOCK ARE DELIVERED TO THE COMPANY. TO DO SO, YOU NEED ONLY SIGN, DATE AND DELIVER IN THE PRE-PAID ENVELOPE PROVIDED THE WHITE REVOCATION CARD ACCOMPANYING THIS REVOCATION SOLICITATION STATEMENT OR, IF YOU ARE A RECORD HOLDER OF OCCIDENTAL COMMON STOCK, FOLLOW THE INSTRUCTIONS ON WWW.CESVOTE.COM.

You should carefully review this Revocation Solicitation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You may reject the Icahn Group Solicitation by promptly checking “YES, REVOKE MY REQUEST” and signing, dating and delivering the enclosed WHITE Revocation Card in the pre-paid envelope provided or, if you are a record holder of Occidental Common Stock, by delivering such revocation to the Company by following the instructions on www.cesvote.com. Please be aware that if you sign a Written Request and it is properly delivered to the Company, subject to and in compliance with our Charter and By-laws, you will be requesting that the Board fix a Record Date in accordance with the Icahn Group Solicitation unless your Written Request is subsequently revoked by a valid revocation or by delivering a later dated WHITE Revocation Card to the Company. If there is a reduction in the number of shares that you hold between the time you sign the Written Request and the date that the Written Requests become effective, your Written Request will be revoked with respect to the shares you no longer hold (but will not be revoked with respect to the shares you continue to hold).

Results of Solicitation

We anticipate retaining an inspector of requests in connection with the Icahn Group Solicitation. We intend to notify stockholders as to whether the requisite Written Requests have been received to demand that the Board fix a Record Date promptly following the inspector’s review and certification of such Written Requests.

APPRAISAL RIGHTS

Our stockholders do not have appraisal rights under Delaware law in connection with the Icahn Group Solicitation or this Revocation Solicitation Statement.

SOLICITATION OF REVOCATIONS

The cost of this Revocation Solicitation Statement will be borne by the Company. We have retained MacKenzie as proxy solicitors to assist in this solicitation for a fee of approximately $[            ]. In addition to the use of mail, revocation requests may be solicited by our directors, certain officers and employees of the Company by fax, telephone, email and other electronic channels of communications, in-person discussions and by advertisements, but such individuals will receive no additional or special compensation for such work. MacKenzie will also assist our communications with our stockholders with respect to the Revocation Solicitation Statement and such other advisory services as may be requested from time to time by us. In addition, MacKenzie and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Revocation Solicitation Statement materials to, and obtaining instructions relating to such materials from, beneficial owners of Occidental Common Stock.

BOARD OF DIRECTORS

The following is a summary of the qualifications of each of the members of the Board, effective as of July 11, 2019:

Name	Position with Us	Audit	Environmental, Health & Safety	Executive Compensation	Corporate Governance
Vicki Hollub	Director, President and Chief Executive Officer
Spencer Abraham	Independent Director		M	M
Eugene L. Batchelder	Independent Chairman				M
Margaret M. Foran	Independent Director			C	M
Carlos M. Gutierrez	Independent Director	M			C
William R. Klesse	Independent Director		M	M
Jack B. Moore	Independent Vice Chairman			M	M
Avedick B. Poladian	Independent Director	C			M
Robert M. Shearer	Independent Director	M	M
Elisse B. Walter	Independent Director	M	C

“C” indicates Chair and “M” indicates Member of the respective committees.

Vicki Hollub, 59, became President and Chief Executive Officer of Occidental Petroleum Corporation in April 2016. She has been a member of Occidental’s Board of Directors since 2015. Ms. Hollub joined Occidental more than 30 years ago and has held a variety of management and technical positions with responsibilities on three continents, including roles in the United States, Russia, Venezuela and Ecuador. Most recently, she served as Occidental’s President and Chief Operating Officer, overseeing the company’s oil and gas, chemical and midstream operations.

Ms. Hollub previously was Senior Executive Vice President, Occidental Petroleum Corporation, and President, Oxy Oil and Gas, where she was responsible for operations in the U.S., the Middle East region and Latin America. Prior to that, she held a variety of leadership positions, including President, Oxy Oil and Gas, Americas; Executive Vice President, U.S. Operations, Oxy Oil and Gas; and Executive Vice President, California Operations.

Ms. Hollub serves on the boards of Lockheed Martin, the American Petroleum Institute and Khalifa University for Science and Technology in Abu Dhabi. She is the chair of the U.S. Secretary of Energy Advisory Board, U.S. chair for the U.S.-Colombia Business Council and a member of the World Economic Forum and the Oil and Gas Climate Initiative. A graduate of the University of Alabama, Ms. Hollub holds a Bachelor of Science in Mineral Engineering. She was inducted into the University of Alabama College of Engineering 2016 class of Distinguished Engineering Fellows.

As Occidental’s President and Chief Executive Officer, Ms. Hollub is responsible for Occidental’s operations, strategy and financial management. Ms. Hollub brings to the Board over 35 years of experience in the oil and gas industry, including international experience, having previously held a variety of management and technical roles on three continents, including roles in Russia, Venezuela and Ecuador. Throughout her tenure at Occidental, Ms. Hollub has been instrumental in efficiently and profitably growing Occidental’s oil and gas business. Ms. Hollub’s extensive leadership and operational experience brings valuable perspective to the Board.

Spencer Abraham, 67, is Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. He represented Michigan in the United States Senate for six years, where he authored 22 pieces of legislation, including several pieces of ground-breaking technology legislation. President George W. Bush selected him as the tenth Secretary of Energy in 2001, and during his tenure at the Energy Department from 2001 through January 2005, Secretary Abraham developed policies and regulations to ensure the nation’s energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as Chairman of the Board of Uranium Energy Corp. and as a Director on the Boards of PBF Energy Inc., NRG Energy, Inc. and Two Harbors Investment Corp. He was previously a Director of ICx Technologies, a manufacturer of high-tech security products and C3-IoT, a private technology company. Secretary Abraham is a member of the Board of Trustees of the California Institute of Technology and the Chairman of the American Task Force for Lebanon. He holds a Juris Doctor degree from Harvard Law School and is the author of “Lights Out!: Ten Myths About (and Real Solutions to) America’s Energy Crisis”.

Secretary Abraham’s nearly two decades of experience at the highest levels of domestic and international policy and politics shape the insights he brings to Occidental’s Board of Directors. As a former U.S. Senator and former U.S. Secretary of Energy who directed all aspects of the country’s energy strategy, Secretary Abraham provides the Board unique insight into public policy and energy-related issues. Secretary Abraham’s legal training and his government service managing complex policy, personnel and strategic issues provide Occidental with exceptional knowledge and perspective in the areas of health, environment and safety, strategy and policy, personnel management and community relations.

Eugene L. Batchelder, 72, retired in 2012 as the Senior Vice President and Chief Administrative Officer at ConocoPhillips, an integrated global energy company. In this role, from 2009 until his retirement, he was responsible for global shared services, human resources, facilities, information technology, security, aviation, executive services, and corporate affairs, which included investor relations, corporate communications and contributions. Mr. Batchelder served as Senior Vice President and Chief Information Officer of ConocoPhillips from 2002 to 2009. Prior to the merger of Conoco and Phillips Petroleum in 2002, Mr. Batchelder was promoted to increasingly senior positions within Phillips Petroleum companies, including information technology and financial management positions. Mr. Batchelder is a director of Laurel’s Army Foundation, a past trustee and governor of the Oklahoma State University Foundation, and past president and board member of the Oklahoma State University Alumni Association. Mr. Batchelder holds a bachelor’s degree in Accounting from Oklahoma State University and is a certified public accountant (inactive).

With more than 40 years of experience in the energy industry, including two decades in senior executive management, Mr. Batchelder brings an in-depth understanding of key corporate issues, including financial management and information technology. Mr. Batchelder also has insight into human resources, including executive management succession planning and compensation and benefits.

Margaret M. Foran, 64, is Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc., a global provider of insurance, investment management and financial products. In this role, Ms. Foran oversees governance, shareholder services and sustainability. Prior to joining Prudential, she was Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of The MONY Group Inc. and MONY Life Insurance Company. She served as Co-Chair and a Director of the Council of Institutional Investors (“CII”) and Co-Chair of the CII International Corporate Governance Committee. She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She previously served two terms on the Standing Advisory Group of the Public Company Accounting Oversight Board and is a member of the Economic Club of New York. Ms. Foran is a Trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council. Ms. Foran has a Juris Doctor degree from the University of Notre Dame.

Ms. Foran is an accomplished attorney with deep expertise in legal affairs and corporate governance. She has held positions of increasing responsibility at four U.S.-based global companies, where for more than a decade she has had a leading role in strengthening corporate governance, sustainability principles and practices, ensuring regulatory compliance and developing programs to broaden investor communications. Having been a senior executive in the financial services, food and beverage and pharmaceutical industries, Ms. Foran has a broad range of experience in shareholder services, mergers and acquisitions, SEC reporting, capital markets, derivatives, risk management, internal audit procedures and insurance matters as well as social responsibility programs. Ms. Foran’s corporate experience, in addition to her work with various investor groups and corporate trade associations, provides the Board exceptional acumen and insight on governance, investor and legal policies and practices.

Carlos M. Gutierrez, 65, is Co-Chair of Albright Stonebridge Group, a commercial diplomacy and strategic advisory firm. Prior to joining Albright Stonebridge Group in April 2013, Secretary Gutierrez was Vice Chairman of the Institutional Clients Group and a member of the Senior Strategic Advisory Group at Citigroup Inc. from

2011 to February 2013. He joined Citigroup from communications and public affairs consulting firm APCO Worldwide Inc., where he was Chairman of the Global Political Strategies division in 2010. He served as U.S. Secretary of Commerce from February 2005 to January 2009, where he worked with foreign government and business leaders to advance economic relationships and enhance trade. Prior to his government service, Secretary Gutierrez was with Kellogg Company, a global manufacturer and marketer of well-known food brands, for nearly 30 years. After assignments in Latin America, Canada, Asia and the United States, he became President and Chief Executive Officer in 1999 and Chairman of the Board in 2000, positions he held until 2005. Secretary Gutierrez serves as a Director on the Board of MetLife, Inc. and as an external Director on the U.S. Board of PWC, a private professional services firm, and Viridis Technologies, a private technology company. He previously served as a Director of Time Warner Inc., Corning Incorporated, United Technologies Corporation, Colgate-Palmolive Lighting Science Group Corp. and iGPS, a privately held company. In addition to serving as Chairman of the U.S.-Cuba Business Council of the U.S. Chamber of Commerce, Secretary Gutierrez is Chairman of the National Foreign Trade Council, a member of the Human Freedom Advisory Council at the George W. Bush Institute, the Bo’ao Asia Forum and the India Business Council and Chairman of the Board of Trustees of the Meridian International Center. He is also a co-founder of The Dream.US, a scholarship fund for undocumented students.

Secretary Gutierrez’s highly successful service as Chief Executive Officer and Chairman of Kellogg Company provides him deep insight into the complex challenges faced by a growing organization in a highly competitive business environment. Additionally, his experience as U.S. Secretary of Commerce provides the Board exceptional knowledge and insight into the complex environment of international commerce. Secretary Gutierrez brings valuable business management and operational experience and an international commerce and global economic perspective to the Board.

William R. Klesse, 72, is the former Chief Executive Officer and former Chairman of the Board of Valero Energy Corporation (“Valero”), an international manufacturer and marketer of transportation fuels, other petrochemical products and power. He joined the Valero board as Vice Chairman in 2005 and served as Chairman of the Board from 2007 until his retirement in December 2014. From 2006 to May 2014, he served as Chief Executive Officer of Valero and served as President from 2008 to 2013. From 2003 to 2005, Mr. Klesse was Valero’s Executive Vice President and Chief Operating Officer. Prior to that, he served as Executive Vice President of Refining and Commercial Operations following Valero’s 2001 acquisition of Ultramar Diamond Shamrock Corporation, where he had been Executive Vice President of the company’s refining operations. Mr. Klesse began his 40-plus-year career in the energy industry at Diamond Shamrock Corporation, which merged with Ultramar Corporation in 1996. Mr. Klesse serves as a Director on the Board of MEG Energy and as a trustee of the Texas Biomedical Research Institute and United Way of San Antonio and Bexar County and serves on the Advisory Board of the San Antonio Food Bank. Mr. Klesse holds a bachelor’s degree in Chemical Engineering from the University of Dayton and a Master of Business Administration with an emphasis in Finance from West Texas A&M University.

Mr. Klesse brings more than four decades of energy industry executive management experience to Occidental’s Board. As Valero’s former Chairman, he led the Board’s strategic planning and, as Valero’s former Chief Executive Officer, he oversaw the daily operations of a major global energy company. Mr. Klesse’s experience provides an informed management perspective and insights with respect to global business and energy issues to the Board. He also has leadership experience on industry association and nonprofit boards.

Jack B. Moore, 65, most recently served as President and Chief Executive Officer of Cameron International Corporation, a multinational oil and gas drilling and production equipment maker that was publicly traded until its acquisition by Schlumberger, from April 2008 to October 2015 and served as Chairman of the Board of Cameron from May 2011 until its acquisition by Schlumberger in April 2016. Mr. Moore served as Cameron’s President and Chief Operating Officer from January 2007 to April 2008. Mr. Moore joined Cameron in 1999 and, prior to that, held various management positions at Baker Hughes Incorporated, where he was employed for over 20 years. Mr. Moore currently serves on the Board of Directors of KBR Inc. and ProPetro Holding Corp. and formerly served on the Board of Rowan Companies plc. Mr. Moore actively serves in leadership positions within the Petroleum Equipment and Services Association, the University of Houston, the United Way of Greater Houston and Memorial Assistance Ministries. Mr. Moore is a graduate of the University of Houston with a B.B.A. degree and attended the Advanced Management Program at Harvard Business School.

Mr. Moore brings over 35 years of energy industry experience to Occidental’s Board and has a deep understanding of oil and gas operations. As a former Chief Executive Officer and Board Chairman, Mr. Moore has extensive executive management and leadership experience, and is knowledgeable in the areas of strategic planning, financial management, mergers and acquisitions and executive compensation. Mr. Moore also has leadership experience on industry association and nonprofit boards.

Avedick B. Poladian, 67, is currently a Director and the former Executive Vice President and Chief Operating Officer (2002-2016) of Lowe Enterprises, Inc., a privately-held diversified national real estate company active in commercial, residential and hospitality property investment, management and development. During his tenure as Chief Operating Officer, Mr. Poladian oversaw human resources, risk management, construction, finance and legal functions across the firm. Mr. Poladian was with Arthur Andersen from 1974 to 2002, admitted to Partner in 1984, Managing Partner, Pacific Southwest in 1989, and is a certified public accountant (inactive). Mr. Poladian serves as a Director of two publicly traded funds managed by Western Asset Management Company and also serves as a Director of California Resources Corporation, and as a member of the Board of Trustees of Public Storage. He is a past member of the Young Presidents Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian was appointed by two governors to the California State Board of Accountancy and served in the position from 1989 to 1998. He is a Director Emeritus of the YMCA of Metropolitan Los Angeles, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center and a former Trustee of Loyola Marymount University. Mr. Poladian holds a bachelor’s degree in Accounting from Loyola Marymount University.

As a certified public accountant with extensive business experience, Mr. Poladian qualifies as one of Occidental’s Audit Committee financial experts and provides the Board expert perspective in financial management and analysis. Having served in a senior management position at one of the world’s largest accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, Mr. Poladian has deep knowledge of key business issues, including personnel and asset utilization, in addition to all aspects of fiscal management.

Robert M. Shearer, 64, retired in 2017 as a managing director of BlackRock Advisors, LLC, where he also served as co-head of BlackRock’s Equity Dividend team and was a member of the Fundamental Equity Platform within BlackRock’s Portfolio Management Group. Mr. Shearer was also the portfolio manager for both the BlackRock Equity Dividend Fund and Natural Resources Trust, which grew from $500 million to over $50 billion under his leadership. Prior to that, Mr. Shearer managed the Merrill Lynch World Natural Resources Portfolio for Merrill Lynch Investment Managers, which merged with BlackRock in 2006. Mr. Shearer has also held senior leadership roles at David L. Babson & Company, Concert Capital Management and Fiduciary Trust Company International. As a senior research officer for Citicorp Investment Management, he focused on the oil industry, including exploration and production, pipelines and oilfield services. Mr. Shearer holds an undergraduate degree in Economics from the University of Wisconsin, as well as a Master of International Management from the Thunderbird School of Global Management and a Master of Business Administration from the University of Wisconsin. He is a Chartered Financial Analyst.

With more than three decades of experience in the financial industry, Mr. Shearer brings to the Board valuable financial expertise and a unique understanding of institutional investor perspectives, particularly with respect to dividend policy. Mr. Shearer also possesses a deep understanding of matters affecting the oil and gas industry through his successful career analyzing and investing in companies within the oil and gas sector.

Elisse B. Walter, 69, was appointed Commissioner of the SEC by President George W. Bush, and served in that capacity from 2008 until 2013. President Barack Obama designated her as the 30th Chairman of the SEC in December 2012, a role she served in until 2013. Prior to her appointment as an SEC Commissioner, she was with the Financial Industry Regulatory Authority (“FINRA”) and its predecessor, the National Association of Securities Dealers (“NASD”), from 1996 to 2008. She served as Senior Executive Vice President, Regulatory Policy and Programs for FINRA and held the comparable position at NASD before its 2007 consolidation with NYSE Member Regulation. Earlier in her career, she served as the General Counsel of the Commodity Futures Trading Commission (“CFTC”) from 1994 to 1996 and as Deputy Director of the SEC Division of Corporation Finance from 1986 to 1994. Among the honors Ms. Walter has received are the Presidential Rank Award (Distinguished), the ASECA William O. Douglas Award, the SEC Chairman’s Award for Excellence and the Federal Bar Association’s Philip A. Loomis, Jr. and Manuel F. Cohen Awards. She is a member of the Academy of Women Achievers of the YWCA of the City of New York and the DirectWomen Institute. She serves on the

SASB Foundation Board of Directors, the Board of Directors of the National Women’s Law Center, the Board of Directors of the FINRA Investor Education Foundation and the Board of Governors of FINRA, and as a member of the SEC’s Investor Advisory Committee and Fixed Income Market Structure Advisory Committee. She is a noted public speaker before investor, corporate, legal and accounting audiences on securities law, governance, disclosure, sustainability and accounting issues. Ms. Walter holds a B.A. in Mathematics, cum laude, from Yale University and a J.D., cum laude, from Harvard Law School.

Ms. Walter’s long and distinguished record of public service in major leadership roles at key agencies of the federal government has given her unique insight into both business and government. She also brings to the Board more than 35 years of experience and insight on complex domestic and international regulatory matters. As Chairman of the SEC, Ms. Walter demonstrated a keen understanding of capital markets and related regulatory issues, and led a 4,000-employee federal agency, overseeing its budget and developing policy. Ms. Walter’s experience at FINRA provides extensive knowledge with respect to corporate finance and financial regulation and disclosure and her CFTC experience brings to the Board an understanding of commodities markets and regulation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table in Annex A sets forth the beneficial ownership of Occidental Common Stock as of July 11, 2019 for each person or group that holds more than 5% of our Common Stock, for each of our current directors and named executive officers and for our current directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares. Except as set forth in Annex A, no person who has been a director or executive officer of the Company at any time since January 1, 2018 has any substantial interest, direct or indirect, by security holdings or otherwise, in the outcome of this solicitation.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this Revocation Solicitation Statement is being delivered to stockholders residing at the same address, unless stockholders have notified Occidental of their desire to receive multiple copies of this Revocation Solicitation Statement. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Revocation Solicitation Statement, or if you are receiving multiple copies of this Revocation Solicitation Statement and wish to receive only one, please contact Occidental at its address identified below. Occidental will promptly deliver, upon oral or written request, a separate copy of this Revocation Solicitation Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, to Occidental Investor Relations by telephone at (713) 552-8811.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2020 ANNUAL MEETING

Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to our 2020 Annual Meeting may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be addressed to Occidental’s Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046, and be received no later than the close of business on November 29, 2019. In addition, to be eligible for inclusion, proposals relating to director nominations must be received no earlier than October 30, 2019 and satisfy the requirements set forth in our By-laws. Our By-laws permit a group of up to 20 stockholders owning 3% or more of outstanding Occidental Common Stock continuously for at least three years to nominate and include in Occidental’s proxy materials directors constituting up to 20% of the Board, but not less than two directors, provided that the stockholder(s) and the nominee(s) meet certain additional requirements in Article III, Section 15 of our By-laws.

Stockholders may also introduce an item of business at our 2020 Annual Meeting that is not included in the proxy materials for such meeting by following certain procedures set forth in our By-laws. These procedures require that any such item of business be submitted in writing to the Corporate Secretary at Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046. Notice of any proposed item of business (other than items of business related to director nominations) must be received no earlier than February 10, 2020 and no later than March 1, 2020, and must include the information required by Article II, Section 2 of our By-laws. Notice of any nominations of persons for election to the Board must be received no earlier than September 1, 2019 and no later than November 30, 2019, and must include the information required by Article III, Section 2 of our By-laws.

In either case, the stockholder submitting the proposal or a representative of such stockholder must present the proposal in person at the meeting.

If you wish to propose or recommend a nominee for director, you should comply with the procedures provided in the Nominating Committee Policy of the Corporate Governance, Nominating and Social Responsibility Committee of the Board, available at http://www.oxy.com/investors/Governance/Governance-Policies/Pages/Nominations-for-Directors.aspx.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental’s By-laws. In addition, the individuals named as proxies will have discretionary voting authority to vote against any such item of business.

If you would like a copy of our Charter or By-laws, we will send you one without charge on request. See “Where You Can Find More Information”.

FORWARD-LOOKING STATEMENTS

This Revocation Solicitation Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about Occidental’s expectations, beliefs, plans or forecasts. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which involve factors or circumstances that are beyond Occidental’s control. Actual results may differ from anticipated results, sometimes materially, and reported or expected results should not be considered an indication of future performance.

Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2018, and in Occidental’s other filings with the SEC. Additional factors related to the Merger appear in the proxy statement/prospectus that is a part of Occidental’s registration statement on Form S-4, as amended, filed with the SEC in connection with the Merger.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this Revocation Solicitation Statement and, unless legally required, Occidental does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file without charge through the SEC website at www.sec.gov. In addition, you may obtain copies of documents filed by Occidental with the SEC by accessing our website at www.oxy.com under the tab “Investors” and then under the heading “SEC Filings” or by requesting them in writing to the Corporate Secretary at 5 Greenway Plaza, Suite 110, Houston, Texas 77046 or by telephone at (713) 215-7000.

The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference. We are providing the information about how you can obtain certain documents at these websites only for your convenience.

If you have any questions or need any assistance in revoking a Written Request you may have given to the Icahn Group, please contact our agent:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(800) 322-2885

ANNEX A

Security Ownership of Management and Principal Stockholders

The following table includes certain information regarding the beneficial ownership of Occidental Common Stock as of July 11, 2019, the most recent practicable date for which such information was available, by each of Occidental’s named executive officers, directors and all current executive officers and directors as a group. The address for each beneficial owner listed in the table below is c/o Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas 77046.

Name	Common Stock(1)	Restricted Stock(2)	Options Exercisable within 60 days	Total Shares Beneficially Owned	Percent of Outstanding Common Stock(3)
Spencer Abraham	49,342			49,342
Marcia E. Backus	65,669	26,299	20,000	111,968
Eugene L. Batchelder	50,248			50,248
Cedric W. Burgher	27,963			27,963
Margaret M. Foran	49,086			49,086
Carlos M. Gutierrez	49,973			49,973
Vicki Hollub	185,780	18,425	85,000	289,205
William R. Klesse	91,203			91,203
Edward A. Lowe	140,841	29,424	20,000	190,265
Jack B. Moore	12,734			12,734
Avedick B. Poladian	60,319			60,319
Robert M. Shearer	4,218			4,218
Glenn E. Vangolen	61,425	4,963	35,000	101,388
Elisse B. Walter	21,084			21,084
All executive officers and directors as a group (18 persons)	1,073,201	81,179	200,000	1,354,380
(1)	For executive officers, includes shares held through the Occidental Petroleum Corporation Savings Plan as of July 11, 2019. For non-employee directors, includes deferred stock units and/or common stock awards that are subject to restrictions on sale and transfer in the following amounts: Secretary Abraham – 14,963; Mr. Batchelder – 22,851; Ms. Foran – 21,124; Secretary Gutierrez – 21,387; Mr. Klesse – 12,250; Mr. Moore – 12,482; Mr. Poladian – 21,124; Mr. Shearer − 3,718; and Ms. Walter – 15,891. For Mr. Batchelder, includes 5,100 shares held by his spouse.
(2)	Represents shares granted in 2013 and 2014 under the 2005 Long-Term Incentive Plan as Restricted Stock Incentive awards, which remain forfeitable until the certification of the achievement of the performance goal.
(3)	Less than 1%.

A-1

Stockholders Holding 5% or More

Based on a review of ownership reports filed with the SEC, the entities listed below were the only beneficial owners of greater than 5% of Occidental’s outstanding voting securities as of July 11, 2019, the most recent practicable date for which such information was available.

Name and Address	Total Number of Shares Owned		Percent of Outstanding Common Stock		Sole Voting Shares		Shared Voting Shares		Sole Investment Shares		Shared Investment Shares
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	55,266,184	(1)	7.3	(1)	49,000,390	(1)	0	(1)	55,266,184	(1)	0	(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	63,320,999	(2)	8.38	(2)	872,894	(2)	196,756	(2)	62,287,861	(2)	1,033,138	(2)
(1)	Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2019.
(2)	Pursuant to a Schedule 13G/A filed with the SEC on February 11, 2019.

A-2

PRELIMINARY COPY – SUBJECT TO COMPLETION

WHITE REVOCATION CARD

REVOCATION OF WRITTEN REQUEST

THIS REVOCATION OF WRITTEN REQUEST IS SOLICITED ON BEHALF OF OCCIDENTAL PETROLEUM CORPORATION (“OCCIDENTAL”) IN OPPOSITION TO THE SOLICITATION OF REQUESTS BY Carl C. Icahn, Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital L.P., Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn GROUP”) TO DEMAND THAT THE BOARD OF DIRECTORS OF OCCIDENTAL (THE “BOARD”) FIX A RECORD DATE (THE “RECORD DATE”) for determining stockholders entitled to ACT in A planned consent solicitation BY THE ICAHN GROUP to approve CERTAIN proposed actions BY WRITTEN CONSENT WITHOUT A MEETING.

The undersigned, acting with regard to all shares of common stock of Occidental, par value $0.20 per share (“Occidental Common Stock”), entitled to vote and held by the undersigned, hereby acts as follows concerning any previously executed written request and associated documents (together, “Written Requests”) delivered to the Icahn Group demanding that the Board fix a Record Date for determining stockholders entitled to act in a planned consent solicitation by the Icahn Group described in the definitive Icahn Group Solicitation, dated [            ], 2019 and hereby confirms that the undersigned has the power to deliver a Revocation of Written Request for all shares of Occidental Common Stock entitled to vote and held by the undersigned. With respect to shares held beneficially (and not of record), by checking “YES, REVOKE MY REQUEST”, the undersigned, acting with regard to all such shares of Occidental Common Stock held beneficially by the undersigned, hereby instructs its broker, bank, financial institution or other nominee holder to act on its behalf to take any steps necessary to ensure that a revocation is properly executed on its behalf. Further, by checking “YES, REVOKE MY REQUEST”, the undersigned hereby authorizes Occidental to act on its behalf to take any steps necessary to ensure that such revocation is properly executed.

YOU MAY REVOKE ANY PREVIOUSLY EXECUTED WRITTEN REQUEST REGARDING THE ICAHN GROUP SOLICITATION FOR THE REQUEST TO FIX A RECORD DATE BY SIGNING, DATING AND DELIVERING THIS WHITE REVOCATION CARD TO OCCIDENTAL.

BY CHECKING “YES, REVOKE MY REQUEST” AND SIGNING, DATING AND DELIVERING THIS WHITE REVOCATION CARD TO OCCIDENTAL, YOU WILL BE REVOKING (OR INSTRUCTING YOUR NOMINEE TO REVOKE) ANY PREVIOUSLY EXECUTED WRITTEN REQUESTS WITH RESPECT TO ALL SHARES OF OCCIDENTAL COMMON STOCK YOU OWN BENEFICIALLY AND/OR OF RECORD. YOU WILL ALSO HAVE AUTHORIZED OCCIDENTAL TO ACT ON YOUR BEHALF TO TAKE ANY STEPS NECESSARY TO ENSURE THAT SUCH REVOCATION IS PROPERLY EXECUTED.

BY CHECKING “NO, DO NOT REVOKE MY REQUEST” AND SIGNING, DATING AND DELIVERING THIS WHITE REVOCATION CARD TO OCCIDENTAL, YOU WILL NOT BE REVOKING (OR INSTRUCTING YOUR NOMINEE TO REVOKE) ANY PREVIOUSLY EXECUTED WRITTEN REQUESTS.

☐ YES, REVOKE MY REQUEST	☐ NO, DO NOT REVOKE MY REQUEST

PLEASE SIGN AND DATE THIS REVOCATION

Date

Signature

Signature (if held jointly)

Title(s)

PLEASE SIGN THIS WHITE REVOCATION CARD EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON. SIGNED REVOCATION CARDS CHECKED “YES, REVOKE MY REQUEST” WILL REVOKE ALL PREVIOUSLY EXECUTED WRITTEN REQUESTS FOR THE NUMBER OF SHARES OWNED BENEFICIALLY AND/OR OF RECORD BY THE ABOVE SIGNED.